15

STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (the “Agreement”) is made as of February _____, 2012 by and among US Seismic Systems, Inc., a Delaware corporation (the “Company”), and Acorn Energy, Inc., a Delaware corporation (the “Purchaser”).
Preliminary Statement
The Purchaser currently holds 2,515,170 shares of the Company's common stock, $0.001 par value per share (the “Common Stock”). During 2011, the Purchaser advanced $2,250,000 to the Company (the “Advances”) to fund its working capital needs. The Company requires additional working capital to implement its development. The Purchaser desires to convert the Advances into a combination of Common Stock and Series A-1 Preferred Stock, $0.001 par value (the “Preferred Stock”), of the Company. The Purchaser desires to provide additional working capital to the Company in exchange for shares of the Company's Preferred Stock.
The Company desires to convert the Advances to a combination of Common Stock and Preferred Stock and to accept the Purchaser's offer to acquire shares of Preferred Stock, all in accordance with the terms of this Agreement. The shares of Common Stock and Preferred Stock issued to the Purchaser pursuant to this Agreement and the shares of Common Stock which may be obtained upon conversion of the Preferred Stock shall be referred to in this Agreement as the “Shares.”

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
1.Conversion of Advances.
1.Conversion of Advances to Common Stock. Subject to the terms and conditions of this Agreement, at the Initial Closing (as hereinafter defined), the Purchaser shall convert $1,500,000 of the Advances to shares of Common Stock at a price of $0.8857 per share (the “Common Conversion”) and, in exchange therefor, the Company shall deliver 1,693,575 shares of Common Stock (the “Common Conversion Shares”) to the Purchaser registered in the Purchaser's name.
2.Conversion of Advances to Preferred Stock. Subject to the terms and conditions of this Agreement, at the Initial Closing, the Purchaser shall convert $750,000 of the Advances to shares of Preferred Stock at a price of $1.7864 per share (the “Preferred Conversion”) and, in exchange therefor, the Company shall deliver 419,838 shares of Preferred Stock (the “Preferred Conversion Shares”) to the Purchaser registered in the Purchaser's name.

2.Purchase and Sale of Preferred Stock.
1.Sale and Issuance of First Installment of Preferred Stock. Subject to the terms and conditions of this Agreement, at the Initial Closing, the Purchaser shall purchase and the Company shall sell and issue to Purchaser 1,399,463 shares of the Company's Preferred Stock (the “First Installment Shares”) at a purchase price of $1.7864 per share (the “First Payment”) for an aggregate purchase price of $2,500,000.71. The Company hereby acknowledges that it received $250,000 from the Purchaser immediately prior to the date hereof, which amount shall constitute a credit toward the First Payment (the “First Payment Credit”).
2.Initial Closing; Delivery. The closing of the Common Conversion, the Preferred Conversion and the First Installment Shares shall take place at 10:00 a.m., on the date on the business day on which the last of the conditions set forth in Sections 4 and 5 of this Agreement that are capable of being satisfied before such closing are fulfilled or waived in accordance with this Agreement, at the offices of the Purchaser, 4 W. Rockland Road, Montchanin, Delaware, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place is designated as the “Initial Closing”).
3.Sale and Issuance of Second Installment of Preferred Stock. Subject to the terms and conditions of this Agreement, in the event that a Second Closing (as hereinafter defined) is determined to be held as provided under Section 5.6 below, then at the Second Closing, the Purchaser shall purchase and the Company shall sell and issue to the Purchaser 1,399,463 shares of the Company's Preferred Stock (the “Second Installment Shares”) at a purchase price of $1.7864 per share (the “Second Payment”) for an aggregate purchase price of $2,500,000.71.
4.Second Closing; Delivery. The closing of the Second Installment Shares, shall take place at 10:00 a.m., on the date on the business day on which the last of the conditions set forth in Sections 4 and 5 of this Agreement that are capable of being satisfied before such closing are fulfilled or waived in accordance with this Agreement, at the offices of the Purchaser, 4 W. Rockland Road, Montchanin, Delaware, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place is designated as the “Second Closing”).
5.No Interest. The Company and the Purchaser hereby acknowledge and confirm that no interest has accrued, is accruing or is otherwise due or payable with respect to any part or all of the Advances and/or the First Payment Credit and that issuance of the Common Conversion Shares, the Preferred Conversion Shares and the First Installment Shares, in the manner provided herein, shall be deemed to have discharged in full any and obligations of the Company to the Purchaser with respect to the Advances and/or the First Payment Credit.
6.Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.
“Affiliate” means with respect to any person or entity (a “Person”) any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any partner, officer, director, or member of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.
“Key Employee” means any of James Andersen, Gerald Baker, and Eric Goldner.
“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, results of operations, customers or orders of the Company.
“Purchaser” means the Purchaser who is a party to this Agreement.
“Rights Agreement” means the Amended and Restated Investors' Rights Agreement among the Company, the Purchaser and certain former stockholders of the Company named therein, dated as of February 23, 2010.
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” means the shares of Common Stock and Preferred Stock of the Company issued to the Purchaser under this Agreement.
“Stock” shall mean all of the shares of the Company's Common Stock and Preferred Stock.
“Stockholders' Agreement” means the agreement among the Company, the Purchaser and the stockholders of the Company named therein, dated as of February 23, 2010.
3.Representations and Warranties of the Company2.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedule attached to this Agreement which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date hereof, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 3 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.
For purposes of these representations and warranties, the phrase “to the Company's knowledge” shall mean the knowledge after reasonable investigation of the Key Employees of the Company.
1.Organization, Good Standing, Corporate Power and Qualification    2.1    Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.
2.Capitalization    2.2    Capitalization.
(a)The authorized capital of the Company consists, as of the date hereof (unless otherwise noted), of (i) 11,000,000 shares of Common Stock, 4,814,370 shares of which are issued and outstanding as of the date hereof after giving effect to the First Closing, and (ii) 3,500,000 shares of Preferred Stock, 1,819,301 of which are issued and outstanding as of the date hereof after giving effect to the First Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company holds no treasury stock.
(b)Section 3.2(b) of the Disclosure Schedule sets forth the options that the Company intends to grant upon adoption and approval of the 2012 Stock Plan of the Company, which plan is to be in substantially the form delivered to the Purchaser (the “2012 Plan”).
(c)Section 3.2(c) of the Disclosure Schedule sets forth the capitalization of the Company as of the date of the First Closing including the following: (i) the names of the holders of the  issued and outstanding Common Stock and Preferred Stock (after giving effect to the First Closing); (ii) the name of each holder of options for Stock, together with the number of shares for which such options are exercisable with respect to each holder, the applicable vesting schedule, if any, and the applicable exercise price; (iii) stock options not yet issued but reserved for issuance; and (iv) warrants or stock purchase rights, if any. Except for (A) the rights provided in Section 3 of the Rights Agreement, (B) the rights provided in Section 2.5 of the Stockholders' Agreement, and (C) the securities and rights described in Section 3.2(b) of this Agreement and Section 3.2(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company, or sell to the Company, any shares of Stock, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue Stock or any securities convertible into or exchangeable for shares of Stock. Except as set forth on Section 3.2(c) of the Disclosure Schedule, no current or former stockholder of the Company's capital stock has, or with the giving of notice or any other actions may have, any appraisal rights or the right to obtain payment of the fair value of that stockholder's shares of Stock. Except as provided in this Agreement or the Stockholders' Agreement, no stockholder of the Company or other person has any right to designate members to serve on the Company's board of directors or any committee thereof.
(d)Except as set forth on Section 3.2(d) of the Disclosure Schedule, none of the Company's stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) upon the occurrence of any event or combination of events. Except as set forth on Section 3.2(d) of the Disclosure Schedule, the Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means.
3.Subsidiaries and Affiliates    2.3    Subsidiaries and Affiliates. Except as set forth on Section 3.3 of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity ownership in any business.
4.Authorization    2.4    Authorization. All corporate action required to be taken by the Company's Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Shares at the First Closing and, other than approval of the Board of Directors required by Section 5.6 below, the Second Closing has been taken. This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.
5.Valid Issuance of Shares    2.5    Valid Grant of Option and Issuance of Shares. The Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Stockholders' Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 4 of this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws. All certificates representing all issued and outstanding shares of Stock contain a restrictive legend similar to that set forth in Section 4.8(a).
6.Rights of Registration and Voting Rights    2.9    Rights of Registration and Voting Rights. Except as provided in the Rights Agreement and as set forth in Section 3.6 of the Disclosure Schedule, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. Except as contemplated in the Rights Agreement and the Stockholders' Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.
7.Changes    2.11    Changes. To the Company's knowledge, since January 1, 2011, the Company has carried on and operated its business in the ordinary course of business and has not suffered a Material Adverse Effect.
8.Corporate Documents    2.12    Corporate Documents. The Amended and Restated Certificate of Incorporation and Bylaws of the Company are in the form provided to the Purchaser. The copy of the minute books of the Company provided to the Purchaser contains minutes of all material meetings of directors and stockholders and all material actions by written consent without a meeting by the directors and stockholders since incorporation of the Company and accurately reflects in all material respects all material actions by the directors (and any committee of directors) and stockholders with respect to all material transactions referred to in such minutes.
9.Offering    2.13    Offering. Subject in part to the truth and accuracy of the Purchaser's representations set forth in Section 4 of this Agreement, the issuance of the Shares as contemplated by this Agreement is exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.
10.Preemptive Rights    2.14    Preemptive Rights. The Company has fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its securities.
11.Consents    2.15    Consents. All consents, approvals, releases, filings, terminations and waivers by third parties necessary to complete the transactions contemplated hereby that are material are set forth in Section 3.11 of the Disclosure Schedule and have been obtained and delivered to the Purchaser and such consents, approvals, releases, filings, terminations and waivers have not expired or been withdrawn.
4.Representations and Warranties of the Purchaser3.    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:
1.Authorization    3.1    Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.
2.Compliance with Other Instruments    3.2    Compliance with Other Instruments. The execution and delivery of this Agreement by the Purchaser, and the performance by the Purchaser of its obligations hereunder, will not conflict, or result in any violation of, or default under, any provision of any certificate of incorporation, bylaws or other governing instrument applicable to the Purchaser, or any agreement or other instrument to which the Purchaser is a party or by which the Purchaser or any of its properties are bound, or any permit, franchise, judgment, decree, order, rule or regulation applicable to the Purchaser or the Purchaser's business or properties.
3.Purchase Entirely for Own Account    3.3    Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Common Conversion Shares, the Preferred Conversion Shares, the First Installment Shares and the Second Installment Shares to be acquired by the Purchaser (collectively, the “Securities”) will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring the Securities.
4.Disclosure of Information    3.4    Disclosure of Information. The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company's management. Except as set forth in this Agreement, no representations or warranties, whether written or oral, have been made to the Purchaser by the Company or any officer, employee, affiliate or agent of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchaser to rely thereon.
5.Restricted Securities    3.5    Restricted Securities. The Purchaser understands that the issuance of the Securities has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities (and any shares of Common Stock issuable upon conversion of any of the foregoing) indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify any of the Securities (or any shares of Common Stock issuable upon conversion of any of the Securities) for resale except as set forth in the Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, any sale or transfer of any of the Securities may be conditioned on various requirements including, but not limited to, the time and manner of sale and the holding period for such Securities and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.
6.No Public Market    3.6    No Public Market. The Purchaser understands that no public market now exists for either the Common Stock or the Preferred Stock and that the Company has made no assurances that a public market will ever exist for the Common Stock or the Preferred Stock.
7.Suitability of Investment    3.7    Suitability of Investment. The Purchaser has such knowledge and experience in financial, business and tax matters that the Purchaser is capable of evaluating the merits and risks relating to the Purchaser's investment in the Securities (or any shares of Common Stock issuable upon conversion of any of the Securities) and making an investment decision with respect to the Company. The Purchaser acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel. The Purchaser is not relying on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement other than as set forth in this Agreement.
8.Legends    3.8    Legends. The Purchaser understands that the certificates representing the Securities and any securities issued in respect of, exchange for or conversion of the Securities, may bear one or all of the following legends:
(a)“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, UNLESS SUCH TRANSFER SHALL (I) CONSTITUTE A ROUTINE SALE UNDER RULE 144 OF THE ACT OR (II) BE OF SHARES THAT ARE ELIGIBLE FOR RESALE UNDER RULE 144(B)(1) OF THE ACT.”
(b)Any legend set forth in, or required by, the Rights Agreement and/or the Stockholders' Agreement.
(c)Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.
9.Accredited Investor    3.9    Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
10.Residence; Waiver    3.11    Residence. The Purchaser is a United States person. The Purchaser hereby waives any requirement for prior notice of the offer, sale and/or issuance of the Securities as may be required under the Rights Agreement.
5.Conditions to the Purchaser's Obligations at each Closing and Funding. Except as otherwise indicated, the obligations of the Purchaser to purchase First Installment Shares at First Closing and to purchase the Second Installment Shares and the Second Closing and to fund First Payment and the Second Payment in accordance with the terms of Section 2.1 and Section 2.3, respectively, are subject to the fulfillment, on or before each of the First Closing and Second Closing, of each of the following conditions, unless otherwise waived or inapplicable:
1.Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the First Closing or the Second Closing, whichever is applicable.
2.Representations and Warranties of Company. The representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects as of each the First Closing and the Second Closing, except that any such representation and warranties shall be true and correct in all respects where such representation and warranty is qualified with respect to materiality in Section 3.
3.Covenants of the Company. The Company shall have in all material respects performed the obligations and complied with the covenants required by this Agreement to be performed or complied with by it at or prior to each of the First Closing and the Second Closing.
4.Compliance Certificate    4.2    Representations and Warranties of Company. At the First Closing, the Company shall deliver to the Purchaser a certificate of its President stating that the Company has complied with the conditions set forth in each of Sections 5.2 and 5.3 above to the extent applicable to the First Closing. At the Second Closing, the Company shall deliver to the Purchaser a certificate of a senior officer stating that the Company has complied with the conditions set forth in each of Sections 5.2 and 5.3 above to the extent applicable to the Second Closing, except to the extent set forth in any update to the Disclosure Schedule delivered at the Second Closing and covering the period of time from the date of the First Closing to the Second Closing.
5.Secretary's Certificate. At the First Closing, the Secretary of the Company shall deliver to the Purchaser a certificate certifying (i) the Amended and Restated Certificate of Incorporation, as amended to the date of the First Closing, and Bylaws of the Company (as then in effect), and (ii) the resolutions of the Board of Directors of the Company approving this Agreement and the transactions contemplated hereunder. At the Second Closing, the Secretary of the Company shall deliver to the Purchaser a certificate certifying (i) the Amended and Restated Certificate of Incorporation, as amended to the date of the Second Closing, and Bylaws of the Company (as then in effect), and (ii) that the Company has not experienced any event, occurrence or circumstances that could be deemed to have had a Material Adverse Effect on the Company since the date of the First Closing.
6.Second Closing. On or before the date of the Second Closing, the Company's Board of Directors shall have determined that the Company has the need for additional working capital and the Company shall have notified the Purchaser in writing of such need, which notice shall be accompanied by the related resolutions of the Board of Directors.
6.Conditions to the Company's Obligations at Closing. The obligations of the Company to issue and sell the Shares to the Purchaser in accordance with Section 1 and Section 2 are subject to the fulfillment, on or before each of the First Closing and the Second Closing, of each of the following conditions, unless otherwise waived:
1.Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.
2.Representations and Warranties of the Purchasers. The representations and warranties of the Purchasers contained in Section 4 shall be true and correct as of each of the First Closing and the

Second Closing.
7.Covenants of the Company4.    Covenants of the Company.
1.Qualifications    4.1    Qualifications. The Company shall use its commercially reasonable efforts to assure that all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance of the Shares pursuant to this Agreement shall be obtained and effective prior to the First Closing and the Second Closing.
2.Proceedings and Documents    4.7    Proceedings and Documents. The Company shall have provided to the Purchaser all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.
3.Securities Laws Compliance4.8        Securities Laws Compliance. The Company shall make in a timely manner any filings required by applicable federal or state securities or Blue Sky laws, or those of any other applicable jurisdiction.
4.Use of Proceeds    4.9    Use of Proceeds. The Company agrees that the purchase price paid by the Purchaser to acquire the First Installment Shares and the Second Installment Shares shall be used by it for working capital expenses only, and shall not be used to make payments to any stockholder or affiliate of the Company, other than salary payments.
5.Conduct of the Company's Business    4.11    Conduct of the Company's Business.
(a)Without the prior written consent of the Purchaser, and except as contemplated by this Agreement, during the period from the date of this Agreement until the date of the Second Closing, the Company shall conduct the operations of the Company according to its ordinary course of business and consistent with past practice, and shall use commercially reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees, and maintain satisfactory relationships with suppliers, contractors, distributors, customers and others having business relationships with the Company. During such period of time, the Company agrees that, without the prior written consent of the Purchaser, the Company will not take any action reasonably within its control, or omit to take any action reasonably within its control, which would cause any of the representations and warranties of the Company in this Agreement to become untrue.
(b)Without limiting the foregoing, during such period of time, the Company shall not alter or change its capitalization in any manner including, without limitation, issuing any additional shares of Stock except in accordance with this Agreement, issue or grant any options, warrants or other rights, other than in connection with the 2012 Plan, accept any contributions to capital, engage in any stock split or recapitalization, and amend or revise its Amended and Restated Certificate of Incorporation or Bylaws in effect as of the date hereof without the prior written consent of the Purchaser.
6.Notices to Purchaser    4.12    Notices to Purchaser. Prior to the date of the Second Closing, the Company shall give prompt written notice to the Purchaser of: (a) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (b) any notice or other communication from any governmental authority in connection with the transactions contemplated by this Agreement; (c) any Material Adverse Effect; and (d) any claim, action, or proceeding against the Company which could reasonably be expected to have a Material Adverse Effect.
7.Exclusivity    4.13    Exclusivity. From the date hereof to the date of the Second Closing, the Company shall not, nor shall it authorize or permit any officer, director or employee of or any investment banker, broker, attorney, accountant, or other representative retained by the Company to, solicit, initiate or encourage (including by way of furnishing information) submission of any proposal or offer from any person which constitutes, or may reasonably be expected to lead to, a Financing Proposal. As used herein, a “Financing Proposal” shall mean any proposal for a merger or other business combination involving the Company, or any proposal or offer to acquire in any manner an equity interest in or a material portion of the assets of the Company (other than sales in the ordinary course of business consistent with past practice)

or to extend indebtedness to the Company. A Financing Proposal shall not include any bank or similar financing described in Section 7.9 hereof. If the Company receives a Financing Proposal during such period of time, the Company shall notify the Purchaser immediately and shall provide to the Purchaser a copy of any written documentation of such Financing Proposal.
8.Confidentiality Agreements. The Company covenants and agrees that it shall use its reasonable best efforts to cause all employees of the Company to promptly and without delay execute the confidentiality agreements described in Section 6.1 of the Stockholders' Agreement.
9. Bank or Similar Financing. On or before the date of the Second Closing, the Company shall make a good faith effort to obtain bank or similar financing of no less than $1,000,000, such financing to be on commercially reasonable terms.
8.Rights Agreement and Stockholders' Agreement Modifications.
1.The Company and the Purchaser, as the sole remaining parties to the Rights Agreement, hereby agree to deem the Shares to be “Registrable Securities”, as such term is defined under the Rights Agreement.
2.The Purchaser, who holds sufficient shares of the Common Stock to amend the Stockholders' Agreement on behalf of the Stockholders (as defined in the Stockholders' Agreement), and the Company hereby agree that, effective as of the First Closing, the term “Preferred Stock” as used therein shall mean and refer to the Series A-1 Preferred Stock, par value $0.001 per share, of the Company and further agree that:
(a)Notwithstanding anything to the contrary set forth in the Stockholders' Agreement, the number of shares that may be subject to the “Management Option Pool” (as defined under the Stockholders' Agreement) shall be not less than 1,180,000 (subject to adjustment for stock splits, stock dividends and other similar recapitalizations), which amount may be increased at any time or from time to time with the consent of the Purchaser.
(b)Section 4(a) of the Stockholders' Agreement shall be amended to read in its entirety as follows:
“Each Stockholder agrees to vote all of his, her or its shares of voting securities in the Company, whether now owned or hereafter acquired or which such Stockholder may be empowered to vote, from time to time and at all times, in whatever manner shall be necessary to ensure that, at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, (i) at least two of the members of the Board of Directors shall be individuals each of whom is then an officer or senior-level management employee of the Company and (ii) a majority of the total number of directors comprising the Board of Directors shall be designated by Acorn Energy.”

(c)Upon adoption of the 2012 Plan by the Company's Board of Directors and any related policies concerning vesting schedules or other matters pertaining to the granting of options thereunder, the Company and the Purchaser shall amend the Stockholders' Agreement to include conforming changes to reflect all matters adopted by the Board of Directors regarding the 2012 Plan.
9.Miscellaneous6.    Miscellaneous.
1.Transfer; Successors and Assigns    6.1    Transfer
2.; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.Governing Law    6.2    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.
4.Counterparts    6.3    Counterparts. This Agreement may be executed in two, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature or email of scanned original signatures and in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
5.Titles and Subtitles    6.4    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
6.Notices    6.5    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth below, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 9.5.
If notice is given to Purchaser, it shall be sent to:
Acorn Energy, Inc.
4 W. Rockland Road
P.O. Box 9
Montchanin, Delaware 19710
Attn: President & CEO
A copy shall also be sent to:

4 W. Rockland Road
P.O. Box 9
Montchanin, Delaware 19710
Attn: General Counsel

If notice is given to the Company, it shall be sent to the address set forth below:
US Seismic Systems, Inc.
9601 Variel Avenue
Chatsworth, CA 91311
Attn: President

A copy shall also be sent to:

Reed Smith LLP
1901 Avenue of the Stars, Suite 700
Los Angeles, CA 90067
Attn: Deborah Gunny, Esq.

7.No Finder's Fees    6.6    No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's fee, commission or other compensation in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
8.Amendments and Waivers    6.7    Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 9.7 shall be binding upon the Company, the Purchaser, and their respective successors and assigns. In the event a nonmaterial provision of this Agreement is required to be amended by the Purchaser after the date hereof, the Company will not unreasonably withhold its consent to such amendment.
9.Severability    6.8    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
10.Delays or Omissions    6.9    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
11.Entire Agreement    6.10    Entire Agreement. This Agreement (including the Disclosure Schedule and any Exhibits hereto) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
12.Right to Conduct Activities    6.12    Right to Conduct Activities. The Company acknowledges and agrees that (i) the Purchaser and its respective partners, affiliates and affiliates of its partners engage in a wide variety of activities and have investments in many other companies, some of which may be competitive with the business of the Company; (ii) subject to any fiduciary obligations of the Purchaser's designees to the Company's Board of Directors, except as waived by the Company pursuant to this Section, it is critical that the Purchaser be permitted to continue to develop its current and future business and investment activities without any restriction arising from an investment by the Purchaser in the Company, the right of the Purchaser to designate directors of the Company or any other relationship, contractual or otherwise, between the Purchaser, on the one hand, and the Company or any of its affiliates, on the other hand; and (iii) from time to time, in connection with the foregoing activities of the Purchaser (collectively, the “Activities”), the Purchaser may have information that may be useful to the Company or its other stockholders (which information may or may not be known by the member or members of the Company's Board of Directors designated by the Purchaser), and neither the Purchaser nor any director so designated shall have any duty to disclose any information known to such person or entity to the Company or any of its other stockholders. In addition, the Purchaser shall not be liable for any claim arising out of, or based upon, (i) the investment by the Purchaser in any entity competitive to the Company, (ii) actions taken by any officer, director, stockholder or other representative of the Purchaser to assist any such competitive company, whether or not such action was taken as a board member of such competitive company, or otherwise, and whether or not such action has a detrimental effect on the Company.
The parties have executed this Stock Purchase Agreement as of the date first written above.
US SEISMIC SYSTEMS, INC.

By:________________________________
Name: James Andersen
Title: President

ACORN ENERGY, INC.

By:________________________________
Name: John A. Moore
Title: President & CEO

DISCLOSURE SCHEDULE